EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
1/9/20121	Sell	$12.5251	3,992
1/10/20122	Sell	$12.4952	1,680
1/11/20123	Sell	$12.2359	6,500
1/12/20124	Sell	$12.0860	5,000
1/13/20125	Sell	$12.0106	4,100
1/23/20126	Sell	$13.6500	3,600
1/24/20127	Sell	$13.6025	4,000
1/25/20128	Sell	$13.7943	3,500
1/26/20129	Sell	$13.9139	3,600
1/27/201210	Sell	$13.9607	4,200
1/30/201211	Sell	$14.0578	4,500
1/31/2012	Sell	$14.0000	3,000
2/1/201212	Sell	$14.1841	4,100
2/2/201213	Sell	$14.5411	4,500
2/3/201214	Sell	$14.9200	4,000
2/6/201215	Sell	$15.0027	4,900

1 This transaction was executed in multiple trades at prices ranging from $12.50 – 12.60.
2 This transaction was executed in multiple trades at prices ranging from $12.40 – 12.80.
3 This transaction was executed in multiple trades at prices ranging from $12.23 – 12.25.
4 This transaction was executed in multiple trades at prices ranging from $12.03 – 12.10.
5 This transaction was executed in multiple trades at prices ranging from $12.00 – 12.02.
6 This transaction was executed in multiple trades at prices ranging from $13.59 – 13.70.
7 This transaction was executed in multiple trades at prices ranging from $13.538 – 13.69.
8 This transaction was executed in multiple trades at prices ranging from $13.70 – 14.03.
9 This transaction was executed in multiple trades at prices ranging from $13.90 – 13.95.
10 This transaction was executed in multiple trades at prices ranging from $13.88 – 14.05.
11 This transaction was executed in multiple trades at prices ranging from $14.00 – 14.15.
12 This transaction was executed in multiple trades at prices ranging from $14.15 – 14.25.
13 This transaction was executed in multiple trades at prices ranging from $14.50 – 14.59.
14 This transaction was executed in multiple trades at prices ranging from $14.84 – 15.00.
15 This transaction was executed in multiple trades at prices ranging from $14.94 – 15.07.

2/7/201216	Sell	$15.2067	3,000
2/8/201217	Sell	$15.1833	3,000
2/9/201218	Sell	$15.2667	3,000
2/10/201219	Sell	$15.0167	3,000
2/13/201220	Sell	$14.8667	3,000
2/14/201221	Sell	$13.6324	3,700
2/24/201222	Buy	$10.6385	70,600
2/27/201223	Buy	$10.4385	46,000
2/28/201224	Buy	$10.3872	47,162
2/29/201225	Buy	$10.2537	54,924
3/1/201226	Buy	$9.9274	46,239
3/2/201227	Buy	$10.2848	45,543
3/5/201228	Buy	$10.3611	34,962
3/6/201229	Buy	$9.9583	39,200
3/7/201230	Buy	$10.2929	46,926
3/8/201231	Buy	$10.4436	49,316

16 This transaction was executed in multiple trades at prices ranging from $15.15 – 15.26.
17 This transaction was executed in multiple trades at prices ranging from $15.08 – 15.35.
18 This transaction was executed in multiple trades at prices ranging from $15.25 – 15.30.
19 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.05.
20 This transaction was executed in multiple trades at prices ranging from $14.68 – 15.00.
21 This transaction was executed in multiple trades at prices ranging from $13.46 – 14.00.
22 This transaction was executed in multiple trades at prices ranging from $10.59 – 10.68.
23 This transaction was executed in multiple trades at prices ranging from $10.35 – 10.48.
24 This transaction was executed in multiple trades at prices ranging from $10.32 – 10.40.
25 This transaction was executed in multiple trades at prices ranging from $9.99 – 10.45.
26 This transaction was executed in multiple trades at prices ranging from $9.70 – 10.10.
27 This transaction was executed in multiple trades at prices ranging from $10.11 – 10.45.
28 This transaction was executed in multiple trades at prices ranging from $10.18 – 10.40.
29 This transaction was executed in multiple trades at prices ranging from $9.86 – 10.00.
30 This transaction was executed in multiple trades at prices ranging from $10.24 – 10.36.
31 This transaction was executed in multiple trades at prices ranging from $10.16 – 10.58.